UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 13, 2008

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1005 N. Glebe Road, Ste. 550, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

__________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2008, Homeland Security Capital Corporation (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with YA Global Investments, L.P. (“YA Global”), which provides for the transactions set forth below.

Pursuant to the Purchase Agreement, the Company has agreed to authorize the designation of its Series H Convertible Preferred Stock, par value $.01 per share (the "Series H Preferred Shares") consisting of 10,000 Series H Preferred Shares, which are convertible into shares of the Company’s common stock (the "Common Stock"), in accordance with the terms of the Certificate of Designations of the Series H Convertible Preferred Stock of the Company (the "Certificate of Designation").

Pursuant to the Purchase Agreement, the Company sold to YA Global (1) $6,310,000 of secured notes (the “New Notes”) for a purchase price of $6,310,000, (2) 6,190 Series H Preferred Shares (the “New Preferred Shares”) for a purchase price of $6,190,000, and (3) a warrant (the “Warrant”) to be initially exercisable to acquire 83,333,333 shares of Common Stock (the “Warrant Shares).

The Company and YA Global are parties to:

(1) a Securities Purchase Agreement, dated as of February 6, 2006, (“February 2006 Purchase Agreement”), pursuant to which, among other things, YA Global purchased from the Company an aggregate original principal amount of $4,000,000 of senior secured convertible debentures (the “February 2006 Debentures”), which had an outstanding principal balance of $3,810,000, plus accrued and unpaid interest thereon.

(2) Securities Purchase Agreement, dated as of August 21, 2006 the (“August 2006 Purchase Agreement”), pursuant to which, among other things, YA Global purchased from the Company an aggregate original principal amount of $4,000,000 of senior secured convertible debentures (the “August 2007 Debentures”), which had an outstanding principal balance of $4,000,000, plus accrued and unpaid interest thereon.

(3) Securities Purchase Agreement, dated as of June 1, 2007 the (“2007 Purchase Agreement”), pursuant to which, among other things, YA Global purchased from the Company an aggregate original principal amount of $2,750,000 of senior secured convertible debentures (the “2007 Debentures”), which are convertible into shares of Common Stock in accordance with the terms thereof, and which as of the date hereof has an outstanding principal balance of $2,750,000, plus accrued and unpaid interest thereon.

Pursuant to the Purchase Agreement, YA Global also exchanged (1) its February 2006 Debentures (but not accrued and unpaid interest thereon) in the amount of $3,810,000 for 3,810 Series H Preferred Shares (the “Exchanged Preferred Shares” and collectively along with the New Preferred Shares, the “Preferred Shares”); and (2) its August 2006 Debentures and the 2007 Debentures (but not accrued and unpaid interest thereon) for an aggregate original principal amount of $6,750,000 of senior secured notes in (the “Exchanged Notes” and collectively along with the New Notes, the “Notes”).

Each Series H Preferred Share accrues a dividend of 12% per annum. The holder of the Series H Preferred Shares (a “Series H Holder”) may convert the accrued dividends into Common Stock at a conversion price of $0.06 per share or receive a cash payment on liquidation or sale of the company. The Series H Preferred Shares will rank pari passu with the Company’s Series I Convertible Preferred Stock and senior to all other series of the Company’s preferred stock and the Common Stock. Each share of Series H Preferred is convertible into 33,334 shares of Common Stock (effectively a conversion price of $0.03 per share) and has a liquidation preference of $1,000 per share. Each Series H Preferred Share may be voted on as-converted basis with the Common Stock but in no instance will the voting power of a Series H Holder with respect to its Series H Preferred Shares (when aggregated with all other Common Stock beneficially owned by he, she or it) be permitted to exceed 9.9% of the shares permitted to vote at a meeting of the Company’s stockholders. In addition, Series H Holders are restricted from conversions of the Series H Preferred Shares that will result in it beneficially owning more than 9.99% of the outstanding Common Stock following such conversion.

The Notes accrue interest at a rate of 13% per annum and have a maturity date of March 13, 2010. The obligations of the Company pursuant to the Purchase Agreement and the Note have been guaranteed by Celerity Systems, Inc. (“Celerity”), Nexus Technologies Group, Inc. and Homeland Security Advisory Services, Inc. (“HSAS”) pursuant to a Guaranty. The Notes are secured by the assets of the Company, Celerity and HSAS.

In connection with the Securities Purchase Agreement, the Company issued to YA Global the Warrant to purchase up to 83,333,333 shares of Common Stock. The Warrant has an exercise price equal to $0.03, which may be adjusted under the terms of the warrant, and has a term of five years from the date of issuance on March 14, 2008. In addition, the holder of the Warrant is restricted from exercises of the Warrant that will result in it then beneficially owning more than 9.99% of the outstanding Common Stock following such exercise.

The Company also entered into a Registration Rights Agreement with the YA Global pursuant to which the Company is obligated, upon request of YA Global (or its successors and assigns), to file a registration statement covering the resale of shares of Common Stock issuable upon the conversion of the Series H Preferred Shares and exercise of the Warrant.

In connection with the transactions pursuant to the Purchase Agreement, an affiliate of YA Global will receive a monitoring fee of $800,000 for its monitoring and managing the YA Global investment. In addition, such affiliate will receive $50,000 for its structuring of the transaction and its due diligence costs.

The foregoing is a summary of the terms and conditions of the Purchase Agreement, the Certificate of Designation, the Security Agreement, the Guaranty, the Registration Rights Agreement, and the Warrant and does not purport to be complete. The foregoing is also qualified in its entirety by reference to the above-mentioned agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 17, 2008, the Company amended its Certificate of Incorporation to designate 10,000 shares of its authorized preferred stock as Series H Convertible Preferred Stock. A copy of the Certificate of Designation is attached to this current report as Exhibit 3.1 and is incorporated herein. A description of the material rights and preferences of the Series H Convertible Preferred Stock is set forth below in Item 1.01 above, but this description is qualified in its entirety by reference to the Certificate of Designation attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location

Exhibit 3.1	Certificate of Designation for Homeland Security Capital Corporation’s Series H Convertible Preferred Stock	Provided herewith

Exhibit 4.2	Warrant dated as of March 14, 2008 issued to YA Global Investments, L.P.	Provided herewith

Exhibit 10.1	Securities Purchase Agreement, dated as of March 13, 2008 between Homeland Security Capital Corporation and YA Global Investments, L.P.	Provided herewith

Exhibit 10.2	Registration Rights Agreement, dated as of March 14, 2008 between Homeland Security Capital Corporation and YA Global Investments, L.P.	Provided herewith

Exhibit 10.3	Security Agreement, dated as of March 14, 2008 between Homeland Security Capital Corporation, YA Global Investments, L.P. and certain subsidiaries of Homeland Security Capital Corporation	Provided herewith

Exhibit 10.4	Form of Senior Secured Note, dated as of March 14, 2008 issued to YA Global Investments, L.P.	Provided herewith

Exhibit 10.6	Guaranty, dated as of March 14, 2008, in favor of YA Global Investments, L.P. from certain subsidiaries of Homeland Security Capital Corporation	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	HOMELAND SECURITY CAPITAL CORPORATION

	By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	President and Chief Executive Officer